                         SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, D.C.  20549



                                      FORM 8-K



                              CURRENT REPORT PURSUANT
                           TO SECTION 13 OR 15(D) OF THE
                        SECURITIES AND EXCHANGE ACT OF 1934.



Date of Report (Date of earliest event reported):  June 2, 1995
                                                  ------------------------------


                               Bird Corporation
- --------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)



                                Massachusetts
- --------------------------------------------------------------------------------
                State or other jurisdiction of incorporation)

                 0-828                                   04-3082903
- -----------------------------------          -----------------------------------
         (Commission File Number)                  (IRS Employer I.D. No.)


   1077 Pleasant Street,  Norwood, MA                              02062
- --------------------------------------------------------------------------------
(Address of principal executive offices)                        (zip code)


                                (617) 551-0656
- --------------------------------------------------------------------------------
             (Registrant's telephone number, including area code)


     Former address: 980 Washington St., Suite 120, Dedham, MA 02026-6714
- --------------------------------------------------------------------------------
         Former name or former address, if changed since last report)

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS


        On June 2, 1995, Bird Incorporated (the "Seller"), a wholly-owned subsidiary of Bird Corporation (the "Registrant"), sold all of the outstanding capital stock of Bird-Kensington Holding Corp. ("Holding"), a wholly owned subsidiary of the Seller, to Jannock, Inc. ("Jannock"). The sale was consummated pursuant to the exercise by Jannock of an option granted under that certain Asset Purchase Agreement dated as of September 23, 1994 (as amended by amendments dated as of January 24, 1995, January 31, 1995, and April 27, 1995, the "Asset Purchase Agreement") among the Seller, the Registrant, and Jannock. Holding owns and operates the business of Kensington partners ("Kensington") which is engaged in the manufacture and sale of vinyl replacements windows at its facility in Leechburg, Pennsylvania. The purchase price upon exercise of the option consisted of cash in the amount of $2,780,000 and the assumption of certain liabilities related to the Kensington business. As a condition to the sale, the Seller was required to invest approximately $3,692,000 of additional funds in Kensington to enable Kensington to pay certain liabilities and to assure that the net equity of Kensington was not less than $1,150,000 at the time of closing. The
Registrant estimates a loss of $1.7 million on this transaction.

        The foregoing description of this transaction is qualified in its entirety by reference to the Asset Purchase Agreement, which is incorporated herein by reference as an Exhibit to this Report.




ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


(b)  Unaudited Pro Forma Financial Information

     Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 1994.

     Pro Forma Consolidated Statement of Operations for the Three
     Months Ended March 31, 1995.

     Pro Forma Consolidated Balance Sheet - March 31, 1995

     Notes to Pro Forma Consolidated Financial Information

(c)  Exhibits

     1. Asset Purchase Agreement dated as of September 23, 1994 among Bird Corporation, Bird Incorporated, and Jannock, Inc., as amended January 24, 1995 and January 31, 1995 (the "Asset Purchase Agreement"). (Filed on Exhibit B to the Registrant's proxy statement dated February 12, 1995 for the special meeting of its stockhholders held on March 7, 1995 and incorporated herein by reference.)

     2. Amendment dated as of April 27, 1995 to the Asset Purchase Agreement.



                                  SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.


                                          BIRD CORPORATION
                                          (Registrant)







Date: June 16, 1995                       By: /s/ DONALD L. SLOPER, JR.
     --------------                           ----------------------------
                                              Donald L. Sloper, Jr.
                                              Contoller (Principal Accounting
                                              Officer)

                               BIRD CORPORATION

                 PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS




The following unaudited balance sheet presents the financial position of Bird Corporation (the "Company") as of March 31, 1995 assuming the sale of Bird-Kensington Holding Corp. ("Bird-Kensington") to Jannock, Inc. had occurred on that date. In addition, the unaudited statements of operations that precede the balance sheet present the results of operations of Bird Corporation for the year ended December 31, 1994 and the three months ended March 31, 1995 assuming the sale of Bird-Kensington to Jannock, Inc. had occurred immediately prior to commencement of the statement of operations period. The historical results of operations have also been adjusted for the prior sales of the Company's distribution and vinyl businesses.

The unaudited pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable in the circumstances. The unaudited pro forma consolidated financial information purports neither to represent what the Company's financial position or results of operations would actually have been if the sale to Jannock had occurred on January 1, 1994, January 1, 1995, or March 31, 1995 nor to project the Company's financial position or results of operations for any future date or period.

                                                 BIRD CORPORATION AND SUBSIDIARIES
                                          PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                                            (UNAUDITED)
                                                                TWELVE MONTHS ENDED
                                                                 DECEMBER 31, 1994
                                           ----------------------------------------------------------------------
                                                          SALE OF         SALE           SALE
                                                       DISTRIBUTION      OF VINYL       OF BIRD-       PRO FORMA
                                           HISTORICAL  COMPANIES(1)     BUSINESS(2)   KENSINGTON(3)   AS ADJUSTED
                                           ----------  ------------     -----------   -------------   -----------
(000) Omitted (except share data)
Net Sales                                  $  167,886     $67,017         $46,406         $     0      $   54,463
                                           ----------     -------         -------         -------      ----------
Costs and expenses:
  Cost of sales                               136,878      53,949          35,960               0          46,969
  Selling, general and
   administrative expense (4)                  28,786      11,444           5,360               0          11,982
  Net interest expense                          4,782       2,329           2,453               0               0
  Net discontinued business
   activities income                           (1,313)     (1,313)(7)           0               0               0
  Equity losses from partnership                4,680           0               0           4,680               0
                                           ----------     -------         -------         -------      ----------
    Total costs and expenses                  173,813      66,409          43,773           4,680          58,951
                                           ----------     -------         -------         -------      ----------
Earnings (loss) from continuing operations
  before income taxes                          (5,927)        608           2,633          (4,680)         (4,488)
Provision (benefit) for income taxes           (7,010)        243 (5)       1,053 (5)      (1,872)(5)      (6,434)
                                           ----------     -------         -------         -------      ----------
Earnings (loss) from continuing operations $    1,083     $   365         $ 1,580         $(2,808)     $    1,946
                                                          =======         =======         =======
Cumulative Preferred and Preference
  dividends                                     1,536                                                       1,536
                                           ----------                                                  ----------
Earnings (loss) from continuing operations
  applicable to common stock               $     (453)                                                 $      410
                                           ==========                                                  ==========
Earnings (loss) from continuing operations
  per common share:(6)
  Primary                                  $    (0.11)                                                 $     0.10

Average number of shares used in primary
  earnings per share computation            3,992,251                                                   3,992,251



See Notes to Pro Forma Consolidated Financial Information

                                                 BIRD CORPORATION AND SUBSIDIARIES
                                          PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                                            (UNAUDITED)
                                                                THREE MONTHS ENDED
                                                                  MARCH 31, 1995
                                             ---------------------------------------------------------
                                                         SALE OF VINYL    SALE OF BIRD-     PRO FORMA
                                             HISTORICAL  BUSINESS (2)     KENSINGTON (3)   AS ADJUSTED
                                             ----------  ------------     --------------   -----------
(000) Omitted (except share data)
Net Sales                                    $   16,623    $  6,464           $1,260        $    8,899
                                             ----------    --------           ------        ----------
Costs and expenses:
  Cost of sales                                  15,091       5,954            1,160             7,977
  Selling, general and
   administrative expense                         3,002         816              166             2,020
  Interest expense                                  641         588               53                 0
  Net discontinued business
   activities expense (income)                  (19,079)    (20,579)               0             1,500 (8)
  Equity losses from partnership                    372           0              372                 0
  Other (income) expense                          1,537           0              (12)            1,549
                                             ----------    --------           ------        ----------
    Total costs and expenses                      1,564     (13,221)           1,739            13,046
                                             ----------    --------           ------        ----------

Earnings (loss) from continuing operations
  before income taxes                            15,059      19,685             (479)           (4,147)
Provision (benefit) for income taxes              6,023       7,874 (5)         (192)(5)        (1,659)
                                             ----------    --------           ------        ----------
Earnings (loss) from continuing operations   $    9,036    $ 11,811           $ (287)       $   (2,488)
                                                           ========           ======
Cumulative Preferred and Preference
  dividends                                         384                                            384
                                             ----------                                     ----------
Earnings (loss) from continuing operations
  applicable to common stock                 $    8,652                                     $   (2,872)
                                             ==========                                     ==========
Earnings (loss) from continuing operations
  per common share: (6)
  Primary                                    $     2.11                                     $    (0.70)

Average number of shares used in primary
  earnings per share computation              4,108,543                                      4,108,543





See Notes to Pro Forma Consolidated Financial Information
                                                                        6

                       BIRD CORPORATION AND SUBSIDIARIES
               PRO FORMA CONSOLIDATED BALANCE SHEET (UNAUDITED)
                                MARCH 31, 1995
(000) Omitted
                                                                    SALE OF BIRD-       PRO FORMA AS
                                                  HISTORICAL        KENSINGTON (9)        ADJUSTED
                                                  ----------        --------------      ------------
ASSETS
Current Assets:
 Cash and equivalents                               $19,378            $ (1,912)           $17,466
 Accounts and notes receivable                       13,829              (4,615)             9,214
   Allowance for doubtful accounts                   (3,141)                382             (2,759)
 Inventories                                          6,660              (1,758)             4,902
 Prepaid expenses and other assets                    2,120                 (66)             2,054
 Deferred income tax                                  1,837                   0              1,837
                                                    -------            --------            -------

                 Total current assets                40,683              (7,969)            32,714
                                                    -------            --------            -------

Property, Plant and Equipment:
 Land and land improvements                           2,670                   0              2,670
 Buildings                                           10,625              (3,721)             6,904
 Machinery and equipment                             29,129                (350)            28,779
 Construction in progress                               879                   0                879
                                                    -------            --------            -------
                                                     43,303              (4,071)            39,232

 Less - Depreciation and amortization                15,664              (1,007)            14,657
                                                    -------            --------            -------
                                                     27,639              (3,064)            24,575
                                                    -------            --------            -------

Other investments                                       677                   0                677
Assets held for sale                                  7,500                   0              7,500
Other assets                                          1,631              (1,448)               183
Deferred tax asset                                    8,662                 669              9,331
                                                    -------            --------            -------
                                                    $86,792            $(11,812)           $74,980
                                                    =======            ========            =======

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
 Accounts payable and accrued expenses              $25,182            $ (7,771)           $17,411
 Long-term debt, portion due within one year          2,192              (1,633)               559
 Retirement plan contributions payable                  129                   0                129
 Income taxes payable                                 1,343                   0              1,343
                                                    -------            --------            -------
                 Total current liabilities           28,846              (9,404)            19,442
                                                    -------            --------            -------

Long-term debt, portion due after one year            6,511                (803)             5,708
                                                    -------            --------            -------
Other liabilities                                     4,582                (600)             3,982
                                                    -------            --------            -------
Deferred income taxes                                   128                   0                128
                                                    -------            --------            -------

Total liabilities                                    40,067             (10,807)            29,260
                                                    -------            --------            -------

Stockholders' Equity
 Preferred and Preference stocks
   at par value                                       1,396                   0              1,396
 Commom stock at par value                            4,382                   0              4,382
 Other Stockholders' Equity                          40,947              (1,005)            39,942
                                                    -------            --------            -------
                                                     46,725              (1,005)            45,720
                                                    -------            --------            -------
                                                    $86,792            $(11,812)           $74,980
                                                    =======            ========            =======


See Notes to Pro Forma Consolidated Financial Information

                       BIRD CORPORATION AND SUBSIDIARIES
           PRO FORMA CONSOLIDATED FINANCIAL INFORMATION (unaudited)
                                   FOOTNOTES
                                   ---------


       (1) Reflects the results of operations relating to the sale of the Company's building materials distribution business to Wm. Cameron & Co. ("Cameron") on August 22, 1994 including the sale of substantially all the assets of Southland Building Products, Inc. on November 28, 1994 to Ashley Aluminum, Inc., a Cameron subsidiary. Proceeds from the sales were used to reduce the Company's indebtedness under the Third Amended Credit Agreement between the Company and The First National Bank of Boston, Philadelphia National Bank, incorporated as Corestates, N.A. and The Bank of Tokyo Trust by approximately $25 million. As of November 29, 1994, the revolving credit line commitment totaled $15,529,000 and the total principal outstanding on the term loan totaled $11,999,000. The average interest rates on the revolving credit line and the term loan under the Third Amended Credit Agreement were 10.78% and 11.55%, respectively. Interest expense was adjusted by $2.3 million for the twelve months ended December 31, 1994 to reflect the indebtedness reduced by such proceeds. The pro forma results of operations for the period ended December 31, 1994 does not include any interest income on such proceeds.

       (2) Reflects the results of operations relating to the sale of substantially all the assets of the Company's vinyl business (excluding Bird-Kensington) to Jannock, Inc. on March 8, 1995. The proceeds were applied to reduce the Company's indebtedness under the Loan and Security Agreement dated November 30, 1994 with Shawmut Capital Corporation (the "Loan Agreement"). As of March 31, 1995, the revolving credit line commitment under the Loan Agreement was zero and the total principal outstanding on the term loans totaled $6,355,000. The average interest rates on the revolving credit line and the term loan under the Loan Agreement were 9.5% and 9.67%, respectively. Interest expense for the twelve months ended December 31, 1994 and the three months ended March 31, 1995 was virtually eliminated as a result of reducing the Company's indebtedness. No amount relating to interest income on such proceeds is included in the pro forma results presented.

       (3) Reflects the results of operations relating to the sale of Bird-Kensington to Jannock, Inc. Effective February 28, 1995, the Company's ownership in Bird-Kensington was permanently fixed at 90% resulting in a change in financial reporting from the equity method to consolidation. Consequently, the Company recorded equity losses for the twelve months ended December 31, 1994 and the two months ended February 28, 1995. The anticipated loss of $1.7 million attributable to the transaction is not presented in the pro forma consolidated statements of operations. Such loss is presented as an adjustment to retained earnings on the pro forma consolidated balance sheet as of March 31, 1995.

                         BIRD CORPORATION AND SUBSIDIARIES
              PRO FORMA CONSOLIDATED FINANCIAL INFORMATION(unaudited)
                                     FOOTNOTES
                                     ---------
                                    (continued)



       (4) SG&A expenses for the distribution businesses and the vinyl business include historical allocations of corporate overhead expenses amounting to $368,000 and $944,000, respectively. Such expenses represent the estimated reduction to be realized in on-going corporate SG&A including payroll-related costs for headcount reductions, facilities expenses and systems support, due to the sales of these businesses.

       (5) The provision(benefit) for income taxes is based on the statutory tax rates.

       (6) The "historical" and "pro forma as adjusted" earnings(loss) per share amounts have been determined after deducting the dividend requirement for the Company's Preferred and Preference stock. Earnings(loss) per share are based on the weighted average number of common shares outstanding and exclude common stock equivalents if they are anti-dilutive.

       (7) Reflects an approximate $2.7 million gain on the sale of substantially all of the Company's building materials distribution businesses and the loss of approximately $1.3 million on sale of the Company's interest in Mid-South Building Supply, Inc. Historical results of operations for this business were breakeven for the twelve months ended December 31, 1994.

       (8) Represents the estimated cost to terminate the qualified and unqualified unfunded employer benefit plans and future product liability claims related to former roofing operations.

       (9) Reflects the sale of Bird-Kensington for cash in the amount of $2,780,000. Cash proceeds have been reduced by $1 million representing the cost to acquire the minority partner's interest in Kensington. In addition, $3,692,000 was invested in Bird-Kensington, as a condition of the sale, to enable Kensington to pay certain liabilities and to assure that the equity of Bird-Kensington was not less than $1,150,000 at the time of closing. Certain adjustments, subject to increase or decrease upon final determination at the closing date, affecting equity were required to be made to the Kensington financial statements as of March 31, 1995. These adjustments were primarily asset write-downs and the exclusion of certain assets related to affiliated companies to be assumed by the Company of approximately $700,000 and $500,000, respectively. The anticipated loss, which is not reflected on the pro forma consolidated statement of operations, also reflects the tax effect of the transaction.

                         BIRD CORPORATION AND SUBSIDIARIES
              PRO FORMA CONSOLIDATED FINANCIAL INFORMATION(unaudited)
                                     FOOTNOTES
                                     ---------
                                    (continued)


       Computation of cash proceeds and the loss on the sale are presented below:


       Computation of Net Cash Proceeds From Sale
       ------------------------------------------
            Gross proceeds                                         $ 2,780
            Less:
                 Buy out of minority partner             1,000
                 Additional investment                   3,692       4,692
                                                         -----     -------
            Net deficit                                            $(1,912)
                                                                   =======

       Calculation of Loss on Sale Reflected in Pro Forma Stockholders Equity
       ----------------------------------------------------------------------
            Gross proceeds                                          $ 2,780
            Less:
                 Net book value of assets sold           3,254
                 Legal, accounting, etc.                   200
                 Buy out of minority partner             1,000        4,454
                                                         -----      -------

            Loss on sale before taxes                                (1,674)
            Provision (benefit) for income taxes                       (669)
                                                                    -------
            Net loss on sale reflected as adjustment to
               stockholders equity                                  $(1,005)
                                                                    =======

















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